Exhibit 10.2

TIME SHARING AGREEMENT

This TIME SHARING AGREEMENT (the "Agreement") is made and entered into effective as of the 17 day of June 2020, by and between Altria Client Services LLC, with an address of 6601 West Broad Street; Richmond, VA 23230 ("Operator") and William F. Gifford, Jr., with an address of 6601 West Broad Street; Richmond, VA 23230 ("Lessee").

WHEREAS, Operator owns the aircraft more particularly described on Exhibit A attached hereto (collectively, the "Company Aircraft");

WHEREAS, Operator employs a fully qualified flight crew to operate the Company Aircraft;

WHEREAS, Lessee is required by the Compensation and Talent Development Committee of the Altria Group, Inc. Board of Directors to use Company Aircraft for all travel for reasons of safety and security;

WHEREAS, the Compensation and Talent Development Committee of the Altria Group, Inc. Board of Directors has approved a certain annual allowance for personal use of the Company Aircraft (the "Flight Allowance"); and the Operator and Lessee agree that any personal use of Company Aircraft by Lessee which exceeds the Flight Allowance shall be charged to Lessee in accordance with this Agreement. Lessee's personal use includes use of the Company Aircraft by Lessee's accompanying guests in accordance with the Company Aircraft Usage Policy and Aircraft Usage Procedure; and

WHEREAS, Operator desires to lease said Company Aircraft with flight crew to Lessee for Lessee's personal use and Lessee agrees to lease said Company Aircraft with flight crew from Operator for his personal use on a time sharing basis pursuant to Section 91.501(b)(6) of the Federal Aviation Regulations (the "FARs").

NOW THEREFORE, Operator and Lessee declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

1.Operator agrees to lease the Company Aircraft to Lessee pursuant to the provisions of FAR Section 91.501(b)(6) and to provide a fully qualified flight crew for all operations on a non-continuous basis commencing on the first date set forth herein above and continuing unless and until terminated. Either party may terminate this Agreement by giving written notice to the other party.

2.Lessee may use the Company Aircraft from time to time, subject to the prior permission and approval of Operator and in accordance with the Company Aircraft Usage Policy and Aircraft Usage Procedure, for any and all purposes allowed by FAR Section 91.501(b)(6).

3.For all flights or portions thereof made in connection with Lessee's personal use and operated under this Agreement (including deadhead flights associated with personal use), the Operator shall, in accordance with this Agreement and consistent with the Company Aircraft Usage Policy and Aircraft Usage Procedure, debit Lessee's Flight Allowance until such Flight Allowance has been reduced to zero, and thereafter invoice Lessee an amount not to exceed the lesser of Operator's incremental cost for each such flight or portion thereof and the maximum charge authorized by FAR Section 91.501(d).

(a)Incremental cost includes flight-related crew lodging and meals away from the Company Aircraft's base of operations; in-flight food and beverages; landing and ground handling fees away from the Company Aircraft's base of operations; hourly maintenance contract costs; hangar or aircraft parking fees away from the Company Aircraft's base of operations; fuel cost (based on the average monthly cost of fuel per hour flown); and documented additional variable costs. Incremental cost does not include fixed costs, for example: Company Aircraft purchase costs; depreciation; maintenance not related to specific flights conducted for Lessee for his personal travel; and flight crew salaries.

(b)The maximum charge authorized by FAR Section 91.501(d) is, as of the date hereof, the sum of the following:

(i)	twice the cost of fuel, oil, lubricants and other additives;

(ii)	travel expenses of the crew, including food, lodging and ground transportation;

(iii)	hangar and tie down costs away from the Company Aircraft's base of operations;

(iv)	insurance obtained for the specific flight;

(v)	landing fees, airport taxes and similar assessments;

(vi)	customs, foreign permit and similar fees directly related to the flight;

(vii)	in flight food and beverages;

(viii)	passenger ground transportation; and

(ix)	flight planning and weather contract services.

(c)The parties acknowledge that, with the exception of the expenses for in-flight food and beverages and passenger ground transportation, any payments under this Section 3 are subject to the federal excise tax imposed under Section 4261 of the Internal Revenue Code associated with such flight(s). Operator agrees to collect and remit to the Internal Revenue Service for the benefit of Lessee all such federal excise taxes.

4.Operator will provide a monthly invoice to Lessee for the fees and applicable taxes due from Lessee as determined in accordance with Section 3 above. Lessee shall pay or remit to Operator such amounts within 30 days of receipt of the invoice therefore.

5.Lessee will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time and proposed flight schedules shall be made in accordance with the Company Aircraft Usage Policy and Aircraft Usage Procedure. In addition to proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by Operator or Operator's flight crew:

(a)proposed departure point;
(b)destination;
(c)date and time of flight;
(d)the number and names of anticipated passengers;

(e)	designation of each passenger's trip purpose (personal, business, or mixed business/personal);
(f)the nature and extent of unusual luggage and/or cargo to be carried;
(g)the date and time of a return flight, if any; and

(h)	any other information concerning the proposed flight that may be pertinent or required by Operator or Operator's flight crew.

Operator shall have final authority over the scheduling of the Company Aircraft and each use of the Company Aircraft by the Lessee shall be subject to Operator's prior approval and in accordance with the Company Aircraft Usage Policy and Aircraft Usage Procedure. Lessee acknowledges that business utilization of the Company Aircraft will take precedence over Lessee's personal use.

6.Lessee agrees that when, in the reasonable view of Operator or the pilots of the Company Aircraft, safety may be compromised, Operator or the pilots may terminate a flight, refuse to commence a flight, or take other action necessitated by such safety considerations without liability for loss, injury, damage, or delay. Operator shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Company Aircraft and crew pursuant to this Agreement for any reason.

7.Operator shall pay all expenses related to the ownership and operation of Company Aircraft subject to the reimbursements provided for herein. Operator shall be solely responsible for securing qualified flight crew, maintenance, preventive maintenance and required or otherwise necessary inspections on the Company Aircraft and shall take such requirements into account in scheduling the Company Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Company Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command.

8.Operator shall be responsible for the physical and technical operation of the Company Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession, command and control of the Company Aircraft at all times during the term of this Agreement. In accordance with applicable FAR, the qualified flight crew provided by Operator will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Company Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Company Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in sole judgment of the pilot-in-command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the pilot-in-command, is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to Lessee or any other person for loss, injury, damages or delay.

9.Operator may maintain such insurance coverage with respect to the Company Aircraft and any flights made under this Agreement as Operator may elect, in its sole discretion. Operator will provide such additional insurance coverage as Lessee shall request or require; provided, however, that the cost of such additional insurance will be borne by Lessee.

10.Lessee warrants that:

(a)
he will use the Company Aircraft for and on account of himself, his accompanying personal guests and his own personal business only, and will not accept any compensation whatsoever for any flight or portion thereof conducted under this Agreement;

(b)
during the term of this Agreement, he will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Company Aircraft by a time-sharing Lessee; and

(c)
Lessee shall not, directly or indirectly, create or incur any kind of lien or security interest on or affecting the Company Aircraft or do anything or take any action that might result in the creation of such a lien, and Lessee shall, at Lessee's own expense, promptly take such action as may be necessary to discharge any such lien.

11.Lessee agrees that the insurance specified in Section 9 shall provide Lessee's sole recourse against Operator, its employees, agents, parents and affiliates, for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys' fees and expenses for or on account of or arising out of, or in any way connected with the use of the Company Aircraft by Lessee or Lessee's guests, including injury to or death of any persons, including Lessee and Lessee's guests, which may result from or arise out of the use or operation of the Company Aircraft during the term of this Agreement. This Section 11 shall survive termination of this Agreement.

12.OPERATOR, ITS EMPLOYEES, AGENTS, PARENTS AND AFFILIATES, SHALL IN NO EVENT BE LIABLE TO LESSEE OR LESSEE'S EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS, OR INVITEES FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON INCLUDING ANY DELAY OR FAILURE TO FURNISH THE COMPANY AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.

13.NEITHER OPERATOR NOR ITS PARENTS, AFFILIATES, EMPLOYEES OR AGENTS MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, OR AIRWORTHINESS.

14.Neither this Agreement nor either party's interest herein shall be assignable to any other party. Any purported assignment shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

15.This Agreement sets forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. No provision of this Agreement may be amended unless such amendment is agreed to in writing and signed by the parties. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.Nothing herein shall be construed to create a partnership, joint venture, franchise, employer-employee relationship or to create any relationship of principal and agent.

17.This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its choice of law provisions.

18.All notices and other communications required or permitted to be given hereunder shall be (as elected by the party giving such notice) (i) personally delivered to the party to whom it is to be given, (ii) transmitted by email, telecopy or facsimile, (iii) transmitted by postage prepaid certified mail, return receipt requested, or (iv) delivered by a recognized overnight courier service, in each case at the following addresses (or at such other addresses for a party as shall be specified by like notice) or to the email address or telecopy number of the party:

(a)	If to Operator:

To: Altria Client Services LLC
6601 West Broad Street
Richmond, VA 23230
Attn: Clayton J. Wilson

(b)	If to Lessee:

To: William F. Gifford, Jr.
6601 West Broad Street
Richmond, VA 23230

19.This Agreement may be executed in one or more counterparts each of which will be deemed an original, all of which together shall constitute one and the same agreement.

20.TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE
FEDERAL AVIATION REGULATIONS ("FAR").

(A)
ALTRIA CLIENT SERVICES LLC ("OPERATOR") HEREBY CERTIFIES THAT THE COMPANY AIRCRAFT HAVE BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(B)	THE COMPANY AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT DURING THE DURATION OF THIS AGREEMENT.

(C)
ALTRIA CLIENT SERVICES LLC WITH AN ADDRESS OF 6601 WEST BROAD STREET; RICHMOND, VA 23230 ("OPERATOR") AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE COMPANY AIRCRAFT ARE OPERATED UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE COMPANY AIRCRAFT, AND THAT ALTRIA CLIENT SERVICES LLC UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(D)	THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

(E)	LESSEE AND OPERATOR CERTIFY THAT THEY SHALL COMPLY WITH THE TRUTH-IN-LEASING REQUIREMENTS DEFINED IN EXHIBIT B ATTACHED HERETO.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. The persons signing below warrant their authority to sign.

Operator:	Lessee:

ALTRIA CLIENT SERVICES LLC

By: /s/ SCOTT D. SCOFIELD	/s/ WILLIAM F. GIFFORD, JR.
Name: Scott D. Scofield	William F. Gifford, Jr.
Title: Vice President, Total
Rewards & HR Services

EXHIBIT A

Registration Number	Serial Number	Company Aircraft Description
N802AG	5245	2009 Gulfstream Aerospace Corporation G550 Aircraft
N803AG	4194	2010 Gulfstream Aerospace Corporation G450 Aircraft
N804AG	4199	2010 Gulfstream Aerospace Corporation G450 Aircraft

EXHIBIT B

INSTRUCTIONS FOR COMPLIANCE WITH
TRUTH IN LEASING REQUIREMENTS

1.
Mail a copy of the Time Sharing Agreement to the following address via certified mail, return receipt requested, immediately upon execution of the Agreement (14 C.F.R. §91.23(c)(1) requires that the copy be sent within twenty-four (24) hours after it is signed):

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.
At least forty-eight (48) hours prior to the first flight made under this Agreement, Operator (on behalf of Lessee) shall give notice of the proposed flight by telephone, fax or in person to the FAA Flight Standards District Office located nearest the flight.

3.
Operator shall carry a copy of the Agreement in the Company Aircraft at all times when the Company Aircraft is being operated under the Agreement. The Agreement shall be made available for review upon request by the Administrator of the Federal Aviation Administration.